Exhibit 10.13.1

FIRST AMENDMENT
TO THE APPLIED BLOCKCHAIN, INC.
2022 NON-EMPLOYEE DIRECTOR STOCK PLAN

    In accordance with Section 12.1 of the Applied Blockchain, Inc. 2022 Non-Employee Director Stock Plan, Effective January 20, 2022 (the “Plan”), the Plan is hereby amended as follows:
1.The Plan is amended to reflect the current name of the Company and is renamed the “Applied Digital Corporation 2022 Non-Employee Director Stock Plan.”
2.Section 2.13 of the Plan is amended in its entirety to read as follows:
“‘Compensation Year’ means the 12-month period commencing on the date of the Company’s Annual Meeting each year, during which period Directors’ Cash Compensation is paid.”
3.    Section 6.1 of the Plan is amended in its entirety to read as follows:
“6.1    Annual Grants. As of the date of the Company’s Annual Meeting each year after the November 10, 2022 Meeting, the Company shall make a Grant of Shares to each Director. The number of Shares granted to each Director each year (i) shall equal the number of Shares that, as of the Grant Date, has a Fair Market Value of $160,000, and (ii) such number of Shares to be rounded up to the nearest whole Share, provided, however, that the Corporation may revise the foregoing formula for any year without shareholder approval, subject to the Plan’s overall Share limits. Except as provided herein, the Shares shall remain unvested and forfeitable.”
4.    The following new Section 6.1A shall be added to the Plan to read as follows:
“6.1A     Special 2022 Grant. A special one-time Share Grant shall be made to Directors who were elected at the 2022 annual meeting of shareholders. The special Grant pursuant to this Section 6.1A shall be in the amount of 76,191 Shares per eligible Director. Except as otherwise provided herein, the Shares Granted pursuant to this Section 6.1A shall remain unvested and forfeitable, and shall be subject to the remaining provisions of this Plan including, but not limited to, the Vesting provisions of Section 6.4, and Forfeiture of Nonvested Shares provisions of Section 6.7.”

5.    The provisions of this First Amendment to the Plan shall be effective as of November 10, 2022.

    IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed this 4th day of April, 2023.
                APPLIED DIGITAL CORPORATION

                By:    /s/David Rench
                    Chief Financial Officer of the
                    Corporation and Administrator of the Plan
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